UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 2, 2015, Bryan T. Ingram will become the Senior Vice President and General Manager of Avago Technologies Limited’s (“Avago” or the “Company”) Wireless Semiconductor Division, and will no longer be the Chief Operating Officer of the Company. The Company has decided to eliminate this position in order to simplify the operating structure of the Company. Prior to being the Chief Operating Officer, Mr. Ingram was instrumental in growing the Company’s Wireless business and has a deep expertise in this field. Mr. Ingram is returning to manage the Wireless Semiconductor Division, which is the Company’s largest business, as it enters its next growth phase.

Pursuant to terms of a letter agreement (the “Agreement”) entered into with Mr. Ingram on October 16, 2015, Mr. Ingram’s annual base salary and target bonus will remain unchanged. In addition, if Mr. Ingram experiences a Covered Termination (as defined in the Amended and Restated Severance Benefit Agreement previously entered into by Mr. Ingram and the Company) during the period commencing on November 2, 2015 and ending on October 31, 2017 (the “Retention Period”) or he elects in writing within thirty days immediately following the end of the Retention Period (the “Election Period”) to resign as of such date, then his unvested equity and equity-linked awards that were granted prior to March 15, 2015 and vest solely based upon continued service, including performance awards for which the performance criteria has been met (“Time-based Awards”), shall become fully vested as of such termination date. The Agreement also provides that if Mr. Ingram remains available to provide limited consulting services through the first anniversary of such termination date (or dies or becomes permanently disabled during such time) and refrains from engaging in a competing business or activity during this time, then the Time-based Awards granted on March 15, 2015 and each performance award granted on March 15, 2015 for which the performance criteria is met following his termination date but prior to the first anniversary of the termination date, will fully vest on the first anniversary of the termination date. The foregoing accelerated vesting benefits are subject to Mr. Ingram’s execution of a release of all claims against the Company and its affiliates.

The Agreement further provides that if Mr. Ingram’s employment is terminated as a result of a Covered Termination or he elects in writing during the Election Period to resign as of such date and such termination date occurs after the end of the fiscal year but prior to the payment date of his bonus for that year, then he will continue to be entitled to receive his bonus based upon actual performance on the bonus payment date.

After giving effect to the changes in duties and responsibilities in connection with his assuming the role of Senior Vice President and General Manager, Wireless Semiconductor Division, Mr. Ingram’s Amended and Restated Severance Benefit Agreement previously entered into with the Company remains in full force and effect.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2015

Avago Technologies Limited

By:	/s/ Hock E. Tan
Name:	Hock E. Tan
Title:	President and Chief Executive Officer